                                                                   Exhibit 4.21

     THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

                           SIRIUS SATELLITE RADIO INC.

                     SERIES B COMMON STOCK PURCHASE WARRANT

     This certifies that, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Sirius Satellite Radio Inc., a Delaware corporation (the "Company"), grants to _______________________, or its assigns (the "Warrantholder"), the right to subscribe for and purchase from the Company an aggregate of ____________ validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), at the purchase price per share of $0.92 (such purchase price per share, the "Exercise Price"), at any time and from time to time, during the period from and including 9:00 AM, New York City time, on the date hereof until 5:00 PM, New York City time, on March 7, 2005 (the "Expiration Date"), all subject to the terms, conditions and adjustments herein set forth.

     Certain capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Section 10.

Certificate No. ____

Number of Shares: ___________

Name of Warrantholder: _____________________

     Section 1. Duration and Exercise of Warrant; Limitations on Exercise; Payment of Taxes.

     1.1 Exercisability of Warrant. Subject to the terms and conditions set forth herein, this Warrant is immediately exercisable. The Company shall not, prior to the Expiration Date, take any action which would have the effect of preventing or disabling the Company from delivering the Warrant Shares to the Warrantholder upon exercise of this Warrant or otherwise performing the Company's obligations under this Warrant.

     1.2 Duration and Exercise of Warrant. Subject to the terms and conditions set forth herein, this Warrant may be exercised, in whole or in part, by the Warrantholder by:

          (a) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day prior to and including the Expiration Date; and

          (b) the delivery of payment to the Company, for the account of the Company, by cash, by certified or bank cashier's check or by wire transfer of immediately available funds in accordance with wire instructions that shall be provided by the Company upon request, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America.

     In the alternative, the Warrantholder may exercise its right, on any Business Day prior to and including the Expiration Date, to receive Warrant Shares on a net basis, such that, without the exchange of any funds, the Warrantholder receives that number of Warrant Shares otherwise issuable upon exercise of this Warrant less that number of Warrant Shares having an aggregate fair market value (as determined by the Board of Directors) at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid in respect of this Warrant by the Warrantholder.

     The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid.

     1.3 Limitations on Exercise. Notwithstanding anything to the contrary herein, the obligation to deliver Warrant Shares upon the exercise of this Warrant shall be subject to the conditions that no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, shall be in effect which would prohibit such sale and delivery, and any applicable waiting period under the HSR Act shall have expired or been terminated.

     1.4 Warrant Shares Certificate. A duly issued stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within five Business Days after receipt by the Company of the Exercise Form and receipt of payment of the purchase price. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

     1.5 Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any documentary, stamp or similar stock transfer or other issuance tax in respect thereto; provided that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

     1.6 Divisibility of Warrant; Transfer of Warrant. (a) Subject to the provisions of this Section, this Warrant may be divided into warrants of one thousand shares or multiples thereof, upon surrender at the office of the Company located at 1221 Avenue of the Americas, 36th Floor, New York, New York 10020, without charge to any Warrantholder. Subject to the provisions of this Section, upon such division, the Warrants may be transferred of record as the then Warrantholder may specify without charge to such Warrantholder (other than any applicable transfer taxes).

     (b) Subject to the provisions of this Section 1, upon surrender of this Warrant to the Company with a duly executed Assignment Form and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants of like tenor in the name of the assignee named in such Assignment Form, and this Warrant shall promptly be canceled. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

     Section 2. Restrictions on Transfer; Restrictive Legends. Except as otherwise permitted by this Section 2, each Warrant shall (and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to Section 1 or Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

          THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

     Notwithstanding the foregoing, the Warrantholder may require the Company, without expense to the Warrantholder, to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if either (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or (ii) the Warrantholder has delivered to the Company an opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be.

     By acceptance of this Warrant, the Warrantholder expressly agrees that it will at all times comply with the restrictions contained in Rule 144(e) under the Securities Act (as in effect on the date hereof) when selling, transferring or otherwise disposing of the Warrants, if applicable.

     Section 3. Reservation and Registration of Shares, Etc. The Company covenants and agrees as follows:

          (a) all Warrant Shares which are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid, and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issue thereof, other than taxes with respect to any transfer occurring contemporaneously with such issue;

          (b) during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, and keep available free from preemptive rights and any taxes, liens, security interests, pledges, charges and other encumbrances, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant; and

          (c) the Company will, from time to time, take all such actions as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price.

     Section 4. Loss or Destruction of Warrant. Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

     Section 5. Ownership of Warrant. The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

     Section 6. Antidilution Provisions.

     6.1 Changes in Common Stock. In the event that at any time and from time to time the Company shall (i) pay a dividend or make a distribution on Common Stock in shares of Common Stock or other shares of Capital Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification, recapitalization or reorganization of its Common Stock, then, in each such case, the number of shares of Common Stock issuable upon exercise of this Warrant immediately after the happening of such event shall be adjusted so that, after giving effect to such adjustment, the Warrantholder shall be entitled to receive the number of shares of Common Stock that the Warrantholder would have owned or have been entitled to receive had this Warrant been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor), and the Exercise Price shall be adjusted to the price (calculated to the nearest 100th of one cent) determined by multiplying the Exercise Price immediately prior to such event by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such event and the denominator of which shall be the number of Warrant Shares purchasable after the adjustment referred to above. An adjustment made pursuant to this Section 6.1 shall become effective immediately after the distribution date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock or other shares of Capital Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

     6.2 Cash Dividends and Other Distributions. In the event that at any time and from time to time the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution (including any dividend or distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of cash, evidences of its indebtedness, shares of its Capital Stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in the case of clause (i) and (ii) above, (A) any dividend or distribution described in Section 6.1 and (B) any rights, options, warrants or securities described in Section 6.3 or Section 6.4), then the number of shares of Common Stock issuable upon the exercise of this Warrant immediately prior to such record date for any such dividend or distribution shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of this Warrant immediately prior to such record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such dividend or distribution, and the denominator of which shall be such Current Market Value per share of Common Stock less the sum of (x) the amount of cash, if any, distributed per share of Common Stock and (y) the then fair value (as determined in good faith by the Board of Directors, whose determination shall be evidenced by a board resolution, a copy of which will be sent to the Warrantholder upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription or purchase rights; and the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made, and shall only become effective, whenever any dividend or distribution is made; provided that the Company is not required to make an adjustment pursuant to this Section
6.2 if at the time of such distribution the Company makes the same distribution to the Warrantholder as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which this Warrant is exercisable. No adjustment shall be made pursuant to this Section 6.2 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of this Warrant or increasing the Exercise Price.

     6.3 Issuance of Common Stock or Rights or Options. In the event that at any time or from time to time the Company shall issue shares of Common Stock or rights, options or warrants or securities convertible into or exchangeable for Common Stock, other than in a bona fide underwritten public offering by or through a syndicate managed by an investment bank of national or regional standing, for a consideration per share (which, in the case of convertible, exchangeable or exercisable securities shall be the amount received by the Company in consideration for the sale and issuance of such convertible, exchangeable or exercisable securities plus the minimum aggregate amount of additional consideration payable to the Company upon conversion, exchange or exercise thereof (as determined in good faith by the Board of Directors, whose determination shall be evidenced by a board resolution, a copy of which will be sent to the Warrantholder upon request), provided that the value attributable to such convertible, exchangeable or exercisable securities when issued as part of a unit with debt or other obligations of the Company shall be excluded to the extent it is a result of calculating the discount applicable to such debt or other obligations of the Company under generally accepted accounting principles) that is less than the greater of (a) the Current Market Value per share of Common Stock as of the date the Company agrees in writing to issue such shares and (b) the Exercise Price, then the number of shares of Common Stock issuable upon the exercise of this Warrant immediately after such date shall be determined by multiplying the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately preceding the date the Company agrees in writing to issue such shares or rights, options, warrants or securities plus the number of additional shares of Common Stock to be issued in such transaction or offered for subscription or purchase or into which such securities are convertible or exchangeable, and the denominator of which shall be the number of shares of Common Stock outstanding immediately preceding the date the Company agrees in writing to issue such shares or rights, options, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the issuance of such shares or the exercise, conversion or exchange of such rights, options, warrants or securities (as determined in good faith by the Board of Directors, whose determination shall be evidenced by a board resolution, a copy of which will be sent to the Warrantholder upon request) would purchase at the greater of (a) the Current Market Value per share of Common Stock as of the date the Company agrees in writing to issue such shares or rights, options, warrants or securities and
(b) the Exercise Price, and in the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date by the aforementioned fraction; provided that no adjustment to the number of Warrant Shares issuable upon the exercise of this Warrant or to the Exercise Price shall be made as a result of (i) the vesting or exercise of this Warrant, (ii) the exercise, conversion or exchange of any right, option, warrant or security, the issuance of which has previously required an adjustment to the number of Warrant Shares issuable upon the exercise of this Warrant or to the Exercise Price pursuant to this Section 6.3,
(iii) the exercise, conversion or exchange of any right, option, warrant or security outstanding on the Issue Date (to the extent such exercise, conversion or exchange is made in accordance with the terms of such right, option, warrant or security as in effect on the Issue Date) or (iv) the issuance, exercise, conversion or exchange of options to acquire Common Stock by officers, directors or employees of the Company; and, provided further, that to the extent that the aggregate proceeds from any issuance of shares of Common Stock subject to this
Section 6.3 from the date of issuance of this Warrant do not exceed $100 million, this Section 6.3 shall be applied without reference to the Exercise Price in the determination of whether any adjustment shall be made to the number of shares issuable upon exercise of this Warrant and in the application of the formula for determining the extent of any such adjustment. Any adjustment required by this Section 6.3 shall be made, and shall only become effective, whenever such shares or such rights, options, warrants or securities are issued. The terms of this provision shall be reapplied if the terms of a right, option, warrant or security convertible for or exchangeable into Common Stock are subsequently amended. No adjustment shall be made pursuant to this Section 6.3 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of this Warrant or increasing the Exercise Price.

     6.4 Fundamental Transaction; Liquidation. (a) Except as provided in Section 6.4(b), in the event of a Fundamental Transaction, this Warrant will not terminate and until the Expiration Date the Warrantholder shall have the right to receive upon exercise of this Warrant the kind and amount of shares of Capital Stock or other securities or property which the Warrantholder would have been entitled to receive upon completion of, or as a result of, such Fundamental Transaction had this Warrant been exercised immediately prior to such event or to the relevant record date for any such entitlement, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. Unless paragraph (b) is applicable to a Fundamental Transaction, the Company shall cause that the surviving or acquiring Person (the "Successor Company") in such Fundamental Transaction shall assume, by written instrument reasonably satisfactory to the Warrantholder, the obligation to deliver to the Warrantholder the shares of stock, securities or assets to which, in accordance with the foregoing provisions, the Warrantholder may be entitled and all other obligations of the Company under this Warrant. The provisions of this Section 6.4(a) shall similarly apply to successive Fundamental Transactions involving any Successor Company.

     (b) In the event of (i) a Fundamental Transaction with another Person (other than a subsidiary of the Company) where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (ii) the dissolution, liquidation or winding-up of the Company, the Warrantholder shall be entitled to receive, upon surrender of this Warrant, such cash distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of this Warrant, as if this Warrant had been exercised immediately prior to such event, less the Exercise Price.

     In the event of any Fundamental Transaction described in this Section 6.4(b), the Successor Company and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, upon surrender of this Warrant, shall promptly pay the Warrantholder the amounts to which it is entitled as described above by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Warrantholder.

     6.5 Minimum Adjustment. The adjustments required by the preceding sections of this Section 6 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of this Warrant that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Exercise Price or the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Section 6, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

     6.6 Notice of Adjustment. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall deliver to the Warrantholder an agreed upon procedures letter of a firm of independent accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the then fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights was determined and
(ii) the Current Market Value of the Common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant after giving effect to such adjustment.

     6.7 Notice of Certain Transactions. In the event that the Company shall propose to (a) pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) issue any (i) shares of Common Stock, (ii) rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock or (iii) securities convertible into or exchangeable or exercisable for Common Stock (in the case of (i), (ii) and (iii), if such event would result in an adjustment hereunder), (d) effect any capital reorganization, reclassification, consolidation or merger, (e) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, (f) make a tender offer or exchange offer with respect to the Common Stock or (g) take any action which would require an adjustment to the number of Warrant Shares issuable upon the exercise of this Warrant or the Exercise Price, the Company shall, within five days after deciding to take any such action or make any such offer, send to the Warrantholder a notice of such proposed action or offer. Such notice shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect, if any, of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of this Warrant and the Exercise Price after giving effect to any adjustment pursuant to Section 6 which will be required as a result of such action. Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or
(b) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

     6.8 Adjustment to Warrant. The form of this Warrant need not be changed because of any adjustment made pursuant to this Section 6.

     Section 7. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Warrantholders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to each Holder so long as such Holder owns Warrants, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities without registration.

     Section 8. Required Registration. The Company shall use its best efforts to cause a shelf registration statement relating to the resale of the Warrant Shares to be filed with the SEC as promptly as possible, but in no event later than April 4, 2003, following the issuance of this Warrant.

     Section 9. Amendments. Any provision of this Warrant may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent or approval of the Company and the Holders representing two-thirds of then issuable Warrant Shares; provided that it is not necessary that the exact form of the amendment be approved by the Holders representing two-thirds of then issuable Warrant Shares if such Holders have approved the substance of such amendment. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Holder and the Company. Notwithstanding anything to the contrary herein, the consent of each Holder affected shall be required for any amendment pursuant to which the number of Warrant Shares purchasable upon exercise of the Warrants would be decreased (other than in accordance with Section 6 hereof).

     Section 10. Expiration of the Warrant. The obligations of the Company pursuant to this Warrant shall terminate on the Expiration Date.

     Section 11. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          "Affiliate" shall mean, with respect to any specified Person, (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any other Person that owns, directly or indirectly, 25% or more of such specified Person's Voting Stock or any executive officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Assignment Form" shall mean an instrument of transfer of a warrant in the form annexed hereto as Exhibit B.

          "Board of Directors" shall mean the Board of Directors of the Company or any duly authorized committee thereof.

          "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks are required or authorized by law to close in The City of New York, State of New York.

          "By-laws" shall mean the Amended and Restated By-laws of the Company, as the same may be amended and in effect from time to time.

          "Capital Stock" of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

          "Certificate of Incorporation" shall mean the Amended and Restated Certificate of Incorporation of the Company, as the same may be amended and in effect from time to time.

          "Common Stock" shall have the meaning specified on the first page of this Warrant.

          "Company" shall have the meaning specified on the first page of this Warrant.

          "Contractual Obligation" shall mean as to any Person, any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

          "Current Market Value" per share of Common Stock of the Company or any other security at any date shall mean (1) if the security is not registered under the Exchange Act, (a) the value of the security, determined in good faith by the Board of Directors and certified in a board resolution, based on the most recently completed arms-length transaction between the Company and a Person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the fair market value of the security as determined by a nationally or regionally recognized independent financial expert (provided that, in the case of the calculation of Current Market Value for determining the cash value of fractional shares, any such determination within six months that is, in the good faith judgment of the Board of Directors, a reasonable determination of value, may be utilized) or (2) if the security is registered under the Exchange Act, (a) the average of the daily closing sales prices of the securities for the 20 consecutive trading days immediately preceding such date, or (b) if the securities have been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of the trading days before such date for which closing sales prices are available, in the case of each of (2)(a) and
     (2)(b), as certified to the Warrantholder by the President, any Vice President or the Chief Financial Officer of the Company. The closing sales price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any United States national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day; (B) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company; (C) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each Business Day, designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported; and (D) if there are not bid and asked prices reported during the 30 days prior to the date in question, the Current Market Value shall be determined as if the securities were not registered under the Exchange Act.

          "Exchange Act" shall mean the Securities Exchange Act of 1934 or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to a comparable section, if any, of any such similar Federal statute.

          "Exercise Form" shall mean a request to exercise this Warrant in the form annexed hereto as Exhibit A.

          "Exercise Price" shall have the meaning specified on the first page of this Warrant.

          "Expiration Date" shall have the meaning specified on the first page of this Warrant.

          "FCC" shall mean the Federal Communications Commission, or any successor to such agency.

          "Fundamental Transaction" shall mean any transaction or series of related transactions by which the Company consolidates with or merges with or into any other

     Person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another Person or group of affiliated Persons or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock; provided that the Company may effect any of such transactions with a wholly-owned subsidiary where after such transaction the Company or, in the event the Company is not the surviving entity, the surviving entity has a consolidated net worth which is no less than the consolidated net worth of the Company prior to such transaction.

          "Governmental Authority" shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any international regulatory body having or asserting jurisdiction over a Person, its business or its properties.

          "Holder(s)" shall mean the holder(s) of the Series A Warrants and holders of the Series B Warrants.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations of the Federal Trade Commission thereunder.

          "Issue Date" shall mean the date on which this Warrant is originally issued.

          "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), restriction or other security interest of any kind or nature whatsoever.

          "Nasdaq" shall mean the National Association of Securities Dealers Automated Quotations System.

          "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

          "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and By-laws, or other organizational or governing documents, of such Person, and any law, treaty, rule, regulation, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated hereby.

          "Rule 144" shall have the meaning specified in Section 7.

          "SEC" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

          "Securities Act" shall have the meaning specified on the first page of this Warrant, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act, shall include a reference to the comparable section, if any, of any such similar Federal statute.

          "Series A Warrants" shall mean the Series A Warrants issued on ___________ by the Company to _______________________.

          "Series B Warrants" shall mean the Series B Warrants issued on ___________ by the Company to _______________________.

          "Subsidiary" shall mean, in respect of any Person, any other Person of which, at the time as of which any determination is made, such Person or one or more of its subsidiaries has, directly or indirectly, voting control.

          "Successor Company" shall have the meaning specified in Section 6.4 of this Warrant.

          "Voting Stock" shall mean, with respect to any Person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

          "Warrantholder" shall have the meaning specified on the first page of this Warrant.

          "Warrant Shares" shall have the meaning specified on the first page of this Warrant.

     Section 12. No Impairment. The Company shall not by any action, including, without limitation, amending the Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such reasonable actions as may be necessary or appropriate to protect the rights of the Warrantholder against impairment. Without limiting the generality of the foregoing, the Company shall (a) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (b) provide reasonable assistance to the Warrantholder in obtaining all authorizations, exemptions or consents from any Governmental Authority which may be necessary in connection with the exercise of this Warrant.

     Section 13. Miscellaneous.

     13.1 Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to the Warrants.

     13.2 Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any Person other than the Company and the Warrantholder, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

     13.3 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

     13.4 Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     13.5 Further Assurances. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

     13.6 Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if (i) delivered personally or (ii) sent by facsimile or recognized overnight courier or by United States first class certified mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

     if to the Company, addressed to:

     Sirius Satellite Radio Inc.
     1221 Avenue of the Americas

     36th Floor
     New York, New York  10020
     Attention: Chief Financial Officer
     Telecopy:  212 584-5353

     if to the Warrantholder, addressed to:

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received (a) on the date of delivery thereof, if delivered personally or sent by facsimile, (b) on the second Business Day following delivery into the custody of an overnight courier service, if sent by overnight courier, provided that such delivery is made before such courier's deadline for next-day delivery, or (c) on the third Business Day after the mailing thereof.

     13.7 Separability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

     13.8 Governing Law. This Warrant shall be deemed to be a contract made under the laws of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to such agreements made and to be performed entirely within such State.

     13.9 No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be deemed to confer upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

     13.10 Representations of the Company. The Company hereby represents and warrants, as of the date hereof, to the Warrantholder as follows:

          (a) Corporate Existence and Power. The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is engaged; and (iii) has the corporate power and authority to execute, deliver and perform its obligations under this Warrant. The Company is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the conduct of its business or the nature of the property owned requires such qualification.

          (b) Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Warrant and the transactions contemplated hereby, including, without limitation, the sale, issuance and delivery of the Warrant Shares, (i) have been duly authorized by all necessary corporate action of the Company; (ii) do not contravene the terms of the Certificate of Incorporation or By-laws; and (iii) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Company or any Requirement of Law applicable to the Company.

          (c) Issuance of Warrant Shares. The Warrant Shares have been duly authorized and reserved for issuance. When issued, such shares will be validly issued, fully paid and non-assessable, and free and clear of all Liens and preemptive rights, and the holders thereof shall be entitled to all rights and preferences accorded to a holder of Common Stock.

     13.11 Binding Effect. This Warrant has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     13.12 Specific Performance. The Company and the Warrantholder acknowledge that the Warrant and the Warrant Shares are unique and that neither party hereto will have an adequate remedy at law if the other breaches any covenant contained herein or fails to perform any of its obligations under this Warrant. Accordingly, each party agrees that the other shall have the right, in addition to any other rights which it may have, to specific performance and equitable injunctive relief if the other party shall fail or threaten to fail to perform any of its obligations under this Warrant.

     13.13 Third Parties. Nothing expressed or implied in this Warrant is intended or shall be construed to confer upon or give to any third party any rights or remedies by virtue of this Warrant or any exercise or non-exercise of the Warrant Shares granted hereby.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                        SIRIUS SATELLITE RADIO INC.


                                        By:
                                            ------------------------------------
                                            Patrick L. Donnelly
                                            Executive Vice President and
                                            General Counsel


Dated:

Attest:


By:
    ---------------------------------
            Douglas A. Kaplan
           Assistant Secretary

                                                                       Exhibit A

                                  EXERCISE FORM

                 (To be executed upon exercise of this Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase __________ shares of Common Stock and herewith tenders payment for such Common Stock to the order of Sirius Satellite Radio Inc. in the amount of $__________, which amount includes payment of the par value for _________ shares of the Common Stock, in accordance with the terms of this Warrant. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of __________________ and that such certificates be delivered to __________________ whose address is
_________________________________.

Dated: _______________


                                               ---------------------------------
                                                       Signature

                                               ---------------------------------
                                                       (Print Name)

                                               ---------------------------------
                                                       (Street Address)

                                               ---------------------------------
                                               (City)  (State)     (Zip Code)

Signed in the Presence of:


-------------------------------------

                                                                       Exhibit B

                               FORM OF ASSIGNMENT

               (To be executed only upon transfer of this Warrant)

     For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ______________________ the right represented by such Warrant to purchase ________________ shares of Common Stock of Sirius Satellite Radio Inc. to which such Warrant relates and all other rights of the Warrantholder under the within Warrant, and appoints ______________________ Attorney to make such transfer on the books of Sirius Satellite Radio Inc. maintained for such purpose, with full power of substitution in the premises. This sale, assignment and transfer has been previously approved in writing by Sirius Satellite Radio Inc.

Dated: _______________


                                         ---------------------------------------
                                                        Signature

                                         ---------------------------------------
                                                      (Print Name)

                                         ---------------------------------------
                                                    (Street Address)

                                         ---------------------------------------
                                         (City)          (State)      (Zip Code)


Signed in the Presence of:


-------------------------------------